                                                                     EXHIBIT 4.1

                                                     NONTRANSFERABLE
                                                     NONQUALIFIED STOCK OPTION
                                                     AGREEMENT, dated January
                                                     31, 2002, between Memry
                                                     Corporation, a Delaware
                                                     corporation (the
                                                     "Company"), and Robert J.
                                                     Thatcher (the "Optionee",
                                                     which term as used herein
                                                     shall be deemed to include
                                                     any successor to the
                                                     Optionee by will or by the
                                                     laws of descent and
                                                     distribution, unless the
                                                     context shall otherwise
                                                     require).

               The Company hereby issues to the Optionee, effective as of January 31, 2002 (the "Grant Date"), a nonqualified stock option to purchase up to an aggregate of 75,000 shares of common stock, $0.01 par value, of the Company (the "Common Stock"), at the price (the "Option Price") of $1.20 per share, upon the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

               1. Option; Option Price. The Company hereby grants to the
                  --------------------
Optionee the option (the "Option") to purchase, subject to the terms and conditions of this Agreement, 75,000 shares of Common Stock of the Company at an exercise price per share equal to the Option Price, which Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               2. Term. The term (the "Option Term") of the Option commenced on
                  ----
the Grant Date and shall expire on the third anniversary of the Grant Date, unless such Option shall theretofore have been terminated in accordance with the terms hereof.

               3. Time of Exercise. (a) The Option may be exercised at any time
                  ----------------
during the Option Term, subject to the terms hereof.

               4. Termination of Option. The unexercised portion of the Option
                  ---------------------
shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

                    (a) the expiration of the Option Term;

                    (b) except to the extent permitted by Section 10 hereof, the date on which the Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee; and

                    (c) the date on which the Optionee breaches (1) Section 4, 5 or 7 of the Employment Agreement by and between the Company, dated January 1, 2000, or (2) any of the material terms of the Settlement Agreement and Mutual Release, by and between the Optionee and the Company, dated January 28, 2002.

               5. Procedure for Exercise. (a) The Option may be exercised, from
                  ----------------------
time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Optionee to the Secretary of the Company, which Notice shall:

                    (i) state that the Optionee elects to exercise the Option;

                    (ii) state the number of shares of Common Stock with respect to which the Option is being exercised (the "Optioned Shares");

                    (iii) state the method of payment for the Optioned Shares
               pursuant to Section 5(b) hereof;

                    (iv) state the date upon which the Optionee desires to
               consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

                    (v) include any representations of the Optionee required
               under Section 8(b) hereof; and

                    (vi) if the Option shall be exercised pursuant to Section 10 hereof by any person other than the Optionee, include evidence to the satisfaction of the Company of the right of such person to exercise the Option.

                    (b) Payment of the Option Price for the Optioned Shares shall be made (i) in cash or by personal or certified check, (ii) by delivery of stock certificates (in negotiable form) representing shares of Common Stock that have been owned of record by the Optionee for at least six months prior to the date of exercise and that have a fair market value on the date of exercise equal to the product of (A) the number of Optioned Shares which are being purchased pursuant to the exercise of such Option, multiplied by (B) the applicable Option Price, (iii) a combination of either of the methods set forth in clauses (i) and (ii) above, (iv) if approved by the Company, by delivering to the Company a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested by the Company, reduced by the amount of any federal, state or local withholding taxes, or (v) in such other consideration as shall be acceptable to the Company.

                    (c) The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10 hereof) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.

               6. No Rights as a Stockholder. The Optionee shall not have any
                  --------------------------
privileges of a stockholder of the Company with respect to any Optioned Shares until the date of issuance of a stock certificate pursuant to Section 5(c) hereof.

               7. Adjustments. If the outstanding shares of Common Stock of the
                  -----------
Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, then an appropriate and proportionate adjustment shall be made in (i) the number and kind of shares or other securities subject to the Option and (ii) the price for each share or other unit of any other securities subject to the Option without change in the aggregate purchase price or value as to which such Option remains exercisable or subject to restrictions. Any adjustment under this
Section 7 shall be made by the Company's Board of Directors, whose determination as to what adjustments shall be made and the extent thereof will be final, binding and conclusive; provided that any such adjustment shall be no less favorable to the Optionee than adjustments made to similar options issued to the Company's officers or directors. No fractional interests will be issued under this Section 7 resulting from any such adjustment.

               8. Additional Provisions Related to Exercise. (a) The Option
                  -----------------------------------------
shall be exercisable only on such date or dates and during such period and for such number of shares of Common Stock as are set forth in this Agreement.

                    (b) To exercise the Option, the Optionee shall follow the
               procedures set forth in Section 5 hereof. Unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act of 1933 (the "`33 Act") and appropriate qualification and registration under applicable state securities laws relating to the Optioned Shares being acquired pursuant to the Option, the Optionee shall be required, upon exercise of the Option, to give to the Company a written representation, in a form reasonably satisfactory to the Company, that he is acquiring the Optioned Shares for his own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. The Optionee shall be further required to agree that he will not sell or transfer any Optioned Shares acquired pursuant to exercise of the Option until he requests and receives an opinion of the Company's counsel to the effect that such proposed sale or transfer will not result in a violation of the `33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

                    (c) Stock certificates representing shares of Common Stock acquired upon the exercise of this Option shall bear the following legend:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION DOES NOT VIOLATE THE PROVISIONS OF SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

               9. No Evidence of Employment or Service. Nothing contained in
                  ------------------------------------
this Option Agreement shall confer upon the Optionee any right to employment by the Company.

               10. Restriction on Transfer. The Option may not be transferred,
                  ------------------------
pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution or as may otherwise be required by law, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Sections 3 and 4 hereof, by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

               11. Notices. All notices or other communications which are
                  --------
required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or
(iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Optionee, to the address set forth on the signature page hereto; and

               If to the Company, to:

                             Memry Corporation
                             3 Berkshire Blvd.
                             Bethel, Connecticut  06801
                             Attention:  Secretary

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or if sent by nationally-recognized overnight courier, and
(ii) on the third Business Day (as hereinafter defined) following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

               12. Taxes. Whenever shares of Common Stock are to be delivered to
                   -----
the Optionee upon exercise of the Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto.

               13. No Waiver. No waiver of any breach or condition of this
                   ---------
Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

               14. Optionee Undertaking. The Optionee hereby agrees to take
                   --------------------
whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

               15. Modification of Rights. The rights of the Optionee are
                   ----------------------
subject to modification and termination in certain events as provided in this Agreement.

               16. Governing Law. This Agreement shall be governed by, and
                   -------------
construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be wholly performed therein.

               17. Counterparts. This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               18. Interpretation. The Company shall have the power to interpret
                   --------------
and administer this Option Agreement and to make any determination and take any action that the Company deems necessary for the administration of this Agreement, and any such interpretation, determinations or action shall be binding on the Company and the Optionee.

               19. Entire Agreement. This Agreement constitutes the entire
                   ----------------
agreement between the parties with respect to the subject matter hereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first written above.

                                          MEMRY CORPORATION


                                 By: /s/ James G. Binch
                                     -------------------------------------------
                                 Name:  James G. Binch
                                 Title: Chairman & CEO

                                          OPTIONEE:


                                     /s/ Robert J. Thatcher
                                 -----------------------------------------------
                                 Robert J. Thatcher
                                 Address: 76 Old Trolley Road
                                          Ridgefield, Connecticut